Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE (IN THE CIRCUMSTANCES DESCRIBED BELOW) BY PERSONS WHO WISH TO ACCEPT THE OFFER (AS DEFINED HEREIN) BY GREEN GROWTH BRANDS INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF APHRIA INC., INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING (INCLUDING UPON THE EXERCISE, EXCHANGE OR CONVERSION OF ANY CONVERTIBLE SECURITIES) AFTER THE DATE OF THE OFFER, BUT BEFORE THE EXPIRY TIME (AS DEFINED HEREIN).

PLEASE READ THE ACCOMPANYING OFFER TO PURCHASE AND CIRCULAR (AS DEFINED HEREIN) BEFORE COMPLETING THIS NOTICE OF GUARANTEED DELIVERY.

NOTICE OF GUARANTEED DELIVERY

TO DEPOSIT COMMON SHARES OF

APHRIA INC.

Pursuant to the offer, dated January 22, 2019 made by

GREEN GROWTH BRANDS INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 PM (TORONTO TIME) ON MAY 8, 2019 UNLESS THE OFFER IS ACCELERATED OR EXTENDED BY THE OFFEROR, OR WITHDRAWN BY THE OFFEROR.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT:

1. YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT(S) REPRESENTING APHRIA SHARES (AS DEFINED HEREIN) IS (ARE) NOT IMMEDIATELY AVAILABLE;

2. YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR APHRIA SHARES ON A TIMELY BASIS; OR

3. YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT(S) REPRESENTING APHRIA SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY AND INFORMATION AGENT PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”) is to be used by holders (“Aphria Shareholders”) of common shares (the “Aphria Shares”) of Aphria Inc. (“Aphria”) to accept the offer (the “Offer”) made by Green Growth Brands Inc. (the “Offeror” or “GGB”) to purchase, upon and subject to the terms and conditions of the Offer, all of the issued and outstanding Aphria Shares (including any Aphria Shares that may become issued and outstanding upon exercise, exchange or conversion of convertible securities after the date of the Offer but before the Expiry Time), as set out in the Offer to Purchase and accompanying Take-Over Bid Circular of GGB dated January 22, 2019 (together, the “Offer to Purchase and Circular”), only if:

(a)	The certificate(s) or Direct Registration System (“DRS”) Statement representing such Aphria Shareholder’s Aphria Shares is (are) not immediately available;

(b)	Such Aphria Shareholder cannot complete the procedure for book-entry transfer of the Aphria Shares on a timely basis; or

(c)

Such Aphria Shareholder cannot deliver the certificate(s) or DRS Statement for the applicable Aphria Shares, the Letter of Transmittal and all other required documents (if any) to Kingsdale Advisors, the depositary and information agent for the Offer (in such capacity, the “Depositary and Information Agent”), prior to the Expiry Time.

The terms and conditions of the Offer are incorporated by reference into this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery that are defined in the Offer to Purchase and Circular shall have the respective meanings set out in the Offer to Purchase and Circular.

The Depositary and Information Agent or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery is to be used by registered Aphria Shareholders only and is NOT to be used by beneficial holders of Aphria Shares (“Beneficial Shareholders”). A Beneficial Shareholder does not have Aphria Shares registered in his, her or its name; rather, such Aphria Shares are held by an intermediary or clearing agency such as CDS & Co. (each, an “Intermediary”). If you are a Beneficial Shareholder, you should contact your Intermediary for instructions and assistance in receiving the consideration for your Aphria Shares.

Aphria Shareholders, through their respective CDS participants, who utilize CDSX through a book-entry transfer of their holdings into the Depositary and Information Agent’s account with CDS may also have the option of tendering this Notice of Guaranteed Delivery through CDSX Online Letter of Guarantee (LOG) option (the “LOG option”). Participants tendering through LOG options in CDSX are deemed to have completed this Notice of Guaranteed Delivery and such instructions are considered valid under and in accordance with the terms of the Offer. CDS Participants must comply with the CDS instructions regarding the deadline to deposit using this LOG option.

Aphria Shareholders and CDS participants are advised that the last date for fulfillment of the LOG option as described in the Offer to Purchase and this Notice of Guaranteed Delivery is before 5:00 p.m. (Toronto Time) on the second trading day on the TSX after the Expiry Time. If the Aphria Shares are not available in participants’ account as specified on the LOG Option, participant participants may be liable to the Offeror for failure of delivery for the value of the full tender or part thereof.

On the Effective Date, Aphria Shareholders who tender their Aphria Shares to the Offer will be entitled to receive 1.5714 common shares of the Offeror (the “GGB Shares”) in exchange for each Aphria Share. (The GGB Shares issuable in exchange for Aphria Shares pursuant to the Offer are sometimes collectively referred to herein as the “Consideration”). Aphria Shareholders are not entitled to receive fractional GGB Shares in connection with the Offer and the number of GGB Shares issuable to each Aphria Shareholder pursuant to the Offer will be either be rounded down to the nearest whole number (if the fractional interest is less than 0.5) without any additional payment in lieu thereof, or up to the nearest whole number (if the fractional interest is 0.5 or higher). The Consideration will be paid in the manner described herein and in the Circular.

Notwithstanding the foregoing, GGB and the Depositary and Information Agent will be entitled to deduct and withhold from any amount otherwise payable under the Offer to any Aphria Shareholder such amounts as GGB or the Depositary and Information Agent is required to deduct or withhold with respect to such payment under any provision of applicable Laws. To the extent that amounts are so withheld, deducted and remitted, such amounts will be treated for all purposes of the Offer as having been paid to the Aphria Shareholder in respect of which such deduction and withholding was made.

The Offer is subject to, among other things, the receipt of more than 66 2⁄3% of the Aphria Shares (calculated on a fully diluted basis) held by Aphria Shareholders who are not Interested Aphria Shareholders (as defined in the Circular), having been validly tendered to the Offer and not validly withdrawn. The conditions of the Offer may be waived by GGB in its absolute discretion, other than the Statutory Minimum Condition (as defined in the Circular), which may not be waived.

As set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery”, if an Aphria Shareholder wishes to deposit Aphria Shares pursuant to the Offer and (i) the certificate(s) or DRS Statement(s) representing such shares are not immediately available, or (ii) the certificate(s) or DRS Statement(s) and all other required documents cannot be delivered to the Depositary and Information Agent prior to the Expiry Time, those Aphria Shares may nevertheless be deposited validly under the Offer by utilizing the procedures contemplated by the Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution;

(b)

a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile copy thereof), including a guarantee to deliver by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery, is received by the Depositary and Information Agent at its principal office in Toronto, Ontario prior to the Expiry Time; and

(c)

the certificate(s) or DRS Statement(s) representing the deposited Aphria Shares, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually executed facsimile copy thereof) and all other documents required by such Letter of Transmittal, including signature guarantee if required, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Aphria Shares, are received at the Toronto, Ontario office of the Depositary and Information Agent by 5:00 p.m. (Toronto Time) on the second trading day on the TSX after the date on which the Expiry Time occurs.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority, Inc. (FINRA) or banks or trust companies in the United States.

THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND, COURIERED, TRANSMITTED BY ELECTRONIC FACSIMILE OR MAILED TO THE DEPOSITARY AND INFORMATION AGENT ONLY AT ITS PRINCIPAL OFFICE IN TORONTO, ONTARIO AS SPECIFIED BELOW AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH HEREIN. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY OFFICE OTHER THAN THE TORONTO OFFICE OF THE DEPOSITARY AND INFORMATION AGENT AS SET OUT BELOW SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR APHRIA SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR APHRIA SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY AND INFORMATION AGENT IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

The undersigned understands and acknowledges that payment for Aphria Shares deposited and taken up by GGB will be made only after timely receipt by the Depositary and Information Agent, at its office in Toronto, Ontario specified above, of: (i) the certificate(s) or DRS Statement(s) representing the Aphria Shares; (ii) the Letter of Transmittal (or a manually executed facsimile copy thereof), properly completed and duly executed, with any signatures guaranteed, if so required, and (iii) all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto Time) on the second trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest or other amounts accrue or be paid by GGB or the Depositary and Information Agent to persons depositing Aphria Shares on the purchase price of Aphria Shares purchased by GGB, regardless of any delay in making such payment, and that the consideration for the Aphria Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Aphria Shares delivered to the Depositary and Information Agent before the Expiry Time, even if the Aphria Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary and Information Agent, and therefore payment by the Depositary and Information Agent on account of such Aphria Shares is not made until after the take-up and payment for the Aphria Shares under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by all applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

NOTICE TO U.S. APHRIA SHAREHOLDERS

The Offer is made for the securities of a company formed outside of the United States. The Offer is subject to disclosure requirements of Canada that are different from those of the United States. Financial statements included or incorporated by reference in the Offer to Purchase and Circular have been prepared in accordance with Canadian accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal Securities Laws, since the Offeror is located in Canada, and some or all of its officers or directors may be residents of Canada or another country outside of the United States. You may not be able to sue a Canadian company or its officers or directors in a court in Canada or elsewhere outside of the United States for violations of U.S. Securities Laws. It may be difficult to compel a Canadian company and its affiliates to subject themselves to the jurisdiction of a court in the United States or to enforce a judgement obtained from a court of the United States.

You should be aware that Offeror may purchase securities other than under the Offer, such as in open market or privately negotiated purchases.

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE HOLDERS OF APHRIA SHARES RESIDE AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES.

Questions and requests for assistance in accepting the Offer and in depositing Aphria Shares with the Depositary and Information Agent may be directed to the Depositary and Information Agent at 1-866-851-3214 toll free in North America or at +1-416-867-2272 collect outside of North America or by e-mail at corpaction@kingsdaleadvisors.com. Shareholders may also contact their brokers or other intermediaries for assistance concerning the Offer.

NOTICE OF GUARANTEED DELIVERY

TO:                  GREEN GROWTH BRANDS INC.

AND TO:         KINGSDALE ADVISORS, AS DEPOSITARY AND INFORMATION AGENT

By Mail: 130 King St West, Suite 2950, PO Box 261 Toronto, ON M5X 1K6	By Email or Fax: E-mail: corpaction@kingsdaleadvisors.com Facsimile: 416-867-2271

By Registered Mail, Hand or Courier: 130 King St West, Suite 2950 Toronto, ON M5X 1K6

The undersigned hereby deposits with the Depositary and Information Agent, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, receipt of which is hereby acknowledged, the Aphria Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

DESCRIPTION OF COMMON SHARE CERTIFICATES DEPOSITED
Certificate Number(s) (if applicable)	Name and Address in which Aphria Shares are Registered (Please fill in exactly as name(s) appear on certificate(s) or DRS Statement(s)**)	Number of Aphria Shares Represented by Certificate or DRS Statement**	Number of Aphria Shares Deposited ***

TOTAL:

(1)	If space is not sufficient, please attach a list in the above form.
(2)	The total of the numbers filled in above must equal the number of Aphria Shares represented by the physical certificate(s) or DRS statement(s) enclosed with the Letter of Transmittal.

*	A certificate number does not need to be provided if the Aphria Shares are represented by a DRS Statement.
**	If Aphria Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered Shareholder.
***	Total number of Aphria Shares evidenced by all certificate(s) or DRS Statement(s) delivered will be deemed to have been deposited.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

SIN/SSN	Postal Code/Zip Code

Date	Daytime Telephone Number

Email

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary and Information Agent, at its address set forth herein, of the certificate(s) or DRS Statement(s) representing the Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or a manually signed facsimile copy thereof, with any required signature guarantee (or in the case of a book-entry transfer of Aphria shares, a Book-Entry Confirmation with respect to all Aphria Shares deposited hereby) , and all other documents required by the Letter of Transmittal, all on or before 5:00 p.m.
(Toronto Time) on the second trading day on the TSX after the date on which the Expiry Time occurs.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:

Title:

Telephone Number:	Dated:

The Depositary and Information Agent is:

130 King St West, Suite 2950

Toronto, ON M5X 1K6

North American Toll Free Phone:

1-866-851-3214

Outside of North America:

+1-416-867-2272

By Registered Mail:

Corporate Actions

130 King St West, Suite 2950 P.O. Box 361,

Toronto, ON M5X 1K6

By Hand or Courier:

Corporate Actions

130 King St West, Suite 2950,

Toronto, ON M5X 1K6

Facsimile:

1-416-867-2271

E-mail:

corpaction@kingsdaleadvisors.com

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by Aphria Shareholders to the Depositary and Information Agent at the telephone numbers and location set out above. You may also contact your broker or other intermediary for assistance concerning the Offer.